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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM  8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  June 5, 2001


                              SAFLINK CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


         Delaware                          0-2027                95-4346070
(State or Other Jurisdiction     (Commission File Number)     (IRS Employer
  of Incorporation)                                         Identification No.)



                  18650 N.E. 67/th/ Court, Redmond, WA 98052
             (Address of Principal Executive Offices)  (Zip Code)


      Registrant's telephone number, including area code: (425) 881-6766
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Item 1.  Change in Control of Registrant

                Not applicable

Item 2.  Acquisition or Disposition of Assets

                Not applicable.

Item 3.  Bankruptcy or Receivership

                Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant

                Not applicable.

Item 5.  Other Events

     On June 5, 2001, the Company issued 40,000 shares of a newly designated Series E convertible preferred stock and common stock purchase warrants for an aggregate price of $8 million in a private placement to accredited investors.

     The Series E preferred stock issued in this transaction is convertible into 40 million shares of SAFLINK common stock at any time until June 5, 2004. The preferred stock will not pay a dividend and holders of the stock will have no voting rights other than the right to elect two members of the Company's Board of Directors. The initial conversion price of the preferred stock is $0.20 per share and the conversion price may be subject to certain adjustments. The preferred stock will be automatically converted into a right to receive shares of common stock on June 5, 2004. In addition, investors received Series A warrants to purchase 40 million shares of common stock at $0.25 per share exercisable until June 5, 2002, after which the exercise price will increase to $0.50 per share and be exercisable until June 5, 2006. Series B warrants to purchase 4.3 million shares of common stock at $0.25 per share exercisable until December 5, 2001 were issued to investors purchasing more than $1 million of Series E preferred stock. If the Company's common stock closing bid price is at least 200% of the then effective exercise price of the warrants for a specified period of time and subject to certain other conditions, fifty percent of the warrants are redeemable by the Company for cash before March 5, 2002, and after this date, all warrants are redeemable by the Company for cash. In addition, in the event of certain major transactions and subject to certain conditions, the warrant holders are entitled to receive cash consideration in exchange for their warrants. Pending receipt of shareholder approval of the financing, holders of the Series E preferred stock and warrants will not be able to convert such securities into more than 19.99% of the number of shares of common stock outstanding prior to the transaction.

     Debt holders representing $2.3 million in bridge notes and accrued interest at the time of closing exercised their right to participate in the financing. RMS Limited Partnership agreed to extend its $1 million bridge note and accrued interest for an additional 12 months and the Company agreed to apply 50% of any proceeds received from the exercise of Series A and Series B warrants towards principal and interest payments during the extension period. The remaining $203,000 in outstanding bridge notes and accrued interest were repaid from the proceeds of the financing.

     In connection with the financing, the Company has agreed to seek stockholder approval at its next annual meeting for (i) the issuance of common stock upon conversion of the

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Series E preferred stock and warrants issued in the financing, (ii) a new stock option plan, (iii) a reverse split of its common stock sufficient to allow the Company to meet NASDAQ's continued listing requirements (and in any event not less than 1:5), and (iv) the issuance of common stock to Jotter Technologies, Inc. upon conversion of the balance of the $1.7 million note payable issued to Jotter as partial consideration for the intellectual property and fixed assets acquired from Jotter on December 15, 2000.

     The securities issued in connection with the financing were privately placed to accredited investors and the issuance of such securities was not registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

     As part of the placement, the Company agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issuable upon exercise of the warrants and conversion of the preferred stock. If such registration statement is not declared effective within 60 days or 120 days (depending on the form of registration statement filed), such registration is suspended, or the Company's common stock is not listed or included for quotation on Nasdaq or another specified exchange after being so listed or included, the Company will be required to pay a penalty to holders of the preferred stock. In addition, if the registration statement is not declared effective by the Securities and Exchange Commission within 160 days after the closing of this transaction, holders of the Series E preferred stock will be entitled to redeem for cash any of their then outstanding shares of Series E preferred stock. Furthermore, the expiration dates and pricing of the Series A and B warrants may be adjusted depending on the availability of an effective registration statement.

     The Company also issued placement agent warrants to purchase 3.0 million shares of common stock at $0.20 per share exercisable until June 5, 2006.

     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, Preferences and Rights of Series E Preferred Stock, the Form of Securities Purchase Agreement, dated June 5, 2001, by and between SAFLINK and purchasers of the Series E preferred stock, the Form of Registration Rights Agreement, dated June 5, 2001, by and between SAFLINK and Purchasers of the Series E preferred stock, Form of Series A Warrant, and the Form of Series B Warrant, copies of which are attached hereto as Exhibits 4, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein, and the description set forth below is qualified in its entirety by reference to such exhibits.

     A proforma balance sheet as of March 31, 2001, giving effect to the placement of the Series E preferred stock, after registration rights have been fulfilled and the redemption feature expires, is attached as Exhibit 99.1. Prior to such registration rights being fulfilled, the Company anticipates that it will record the net proceeds from the private placement as temporary equity.

     The Company also intends to restructure its management team and downsize its operations. Glenn Argenbright, the former Chief Executive of Jotter Technologies Inc., will serve as interim Chief Executive Officer, replacing Jeffrey P. Anthony who has been with the Company since 1992. James W. Shepperd, the Company's Chief Financial Officer, is also leaving the Company to pursue other opportunities.

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     On June 6, 2001, the Company issued a press release relating to the private placement, a copy of which is attached hereto as Exhibit 99.2.

     On June 5, 2001, the Company issued a press release relating to the Nasdaq Staff Determination indicating that the Company fails to comply with the net tangible assets/market capitalization/net income and shareholder approval requirements for continued listing set forth in Nasdaq Marketplace Rules 4310(c)(2) and 4350(i)(1)(c)(ii)(b), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market. A copy of the press release is attached as Exhibit 99.3.

     On June 1, 2001, the Company issued a press release relating to the notification by Nasdaq that The Nasdaq SmallCap Market halted trading in SAFLINK's common stock, pursuant to Rule 4330(a)(2) of the Nasdaq Marketplace Rules, due to the inclusion in SAFLINK's Annual Report on Form 10-K of a disclaimer opinion by SAFLINK's independent accountants with respect to
financial statements required to be certified by such accountants.   A copy of
the press release is attached as Exhibit 99.4.

     On April 20, 2001, the Company issued a press release relating to the Nasdaq Staff Determination on April 16, 2001 indicating that the Company fails to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market. A copy of the press release is attached as Exhibit 99.5.

     The Company intends to address these issues and appeal the Staff's Determination at a hearing before the Nasdaq Listing Qualifications Panel scheduled for June 7, 2001. The scheduled hearing stays any delisting action, pending the Panel's decision. There can be no assurance the Company will be successful in its appeal of the Staff's Determination.

Item 6.   Resignation of Registrant's Directors

     On May 15, 2001, Francis R. Santangelo delivered a letter to the Chairman of the Board (the "Chairman") resigning from the Board due to serious health problems. The resignation was effective upon receipt and acceptance thereof, on behalf of the Board, by the Chairman of the Board.

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Item 7.  Financial Statements and Exhibits

             (a)      Not applicable.

             (b)      Not applicable.

             (c)      Exhibits

             The exhibits listed on the Exhibit Index on page 6 are filed as part of this Report.

Item 8.  Change in Fiscal Year

         Not applicable.

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SAFLINK Corporation

Date: June 6, 2001

                                        By: /s/ James. W. Shepperd
                                            ----------------------
                                            James W. Shepperd
                                            Chief Financial Officer

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                                 EXHIBIT INDEX

EXHIBIT                                                                     .
NUMBER
------

  4       Certificate of Designation, Preferences and Rights of
          Series E Preferred Stock

10.1 Form of Securities Purchase Agreement by and between SAFLINK Corporation and purchasers of Series E Preferred Stock,
          Dated June 5, 2001

10.2 Form of Registration Rights Agreement by and between SAFLINK Corporation and purchasers of Series E Preferred Stock, dated June 5, 2001

10.3      Form of Series A Warrant

10.4      Form of Series B Warrant

99.1      Proforma Balance Sheet as of March 31, 2001

99.2      Press Release dated June 6, 2001

99.3      Press Release dated June 5, 2001

99.4      Press Release dated June 1, 2001

99.5      Press Release dated April 20, 2001

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